                                                                EXHIBIT 99.1

                               CNB BANCORP, INC.
                             SUBSCRIPTION AGREEMENT

To:  CNB Bancorp, Inc.
     70 E Windsor Blvd., Suite B
     Windsor, Virginia  23487

Ladies and Gentlemen:

     You have informed me that CNB Bancorp, Inc., a Virginia corporation (the "Company"), is offering up to 850,000 shares of its common stock, par value $.01, (the "Common Stock") at a price of $10.00 per share as described in and offered pursuant to the Prospectus furnished to the undersigned herewith (the "Prospectus"). In addition, you have informed me that the minimum subscription is 100 shares.

     1. Subscription. Subject to the terms and conditions hereof, the undersigned hereby tenders this subscription, together with payment in United States currency by check, bank draft, or money order payable to "Community Bankers' Bank, Escrow Agent for CNB Bancorp, Inc." of the amount indicated below (the "Funds"), representing the payment of $10.00 per share for the number of shares of the Common Stock indicated below.

     2. Acceptance of Subscription. It is understood and agreed that the Company shall have the right to accept or reject this subscription in whole or in part, for any reason whatsoever. The Company will notify the undersigned promptly following the closing of the offering whether this subscription has been accepted. The Company may reduce the number of shares for which the undersigned has subscribed, indicating acceptance of less than all of the shares subscribed on its written form of acceptance.

     3. Acknowledgments. The undersigned hereby acknowledges receipt of a copy of the Prospectus and agrees to be bound by the terms of this Agreement and the Escrow Agreement.

     4. Revocation. The undersigned agrees that once this Subscription Agreement is tendered to CNB Bancorp, Inc., it may not be withdrawn and that this Agreement shall survive the death or disability of the undersigned.

By executing this Subscription Agreement, the subscriber is not waiving any rights he or she may have under federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

     Please fill in the information requested below, make your check payable to "Community Bankers' Bank", Escrow Agent for CNB Bancorp, Inc.", and mail the Subscription Agreement, Stock Certificate Registration Instructions, Substitute Form W-9, and payment to the attention of Douglas A. Chesson, President and Chief Executive Officer, CNB Bancorp, Inc., 70 E Windsor Blvd, Suite B, Windsor, Virginia 23487.

                                           Signature of
No. of Shares Subscribed: ______________   Subscriber: ________________________

Funds Tendered ($10.00 per share subscribed): Name:____________________________
$___________________________________                  (Please print or type)
                                              Date:____________________________

Social Security /Taxpayer Identification

Number: ____________________________  Phone Number:____________________ (Home)
                                                   ____________________ (Office)

                                Residence Address: ____________________________
                                                   Street No.           Apt. No.

                                                   ____________________________
                                                   City, State and Zip Code

                  STOCK CERTIFICATE REGISTRATION INSTRUCTIONS

Name:
-------------------------------------------------------------------------------

_______________________________________________________________________________
(Additional Name if Tenant in Common or Joint Tenant)

Mailing Address:
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Number of Shares to be registered in above name(s): _____________

Legal form of ownership:
    o Individual
    o Joint Tenants* - (characterized by right of survivorship; when one joint tenant dies, the survivor retains an undivided right in the property no longer subject to the interest of the deceased co-tenant)
    o Tenants in Common - (no right of survivorship; each owner has a proportionate undivided interest in the property that can be transferred freely; when one tenant dies, the survivor's interest is subject to the interest of the deceased's transferee)
    o Tenants by the Entirety* - (limited to husband and wife; characterized by right of survivorship; cannot be severed by action of one tenant or his/her creditors)
    o Uniform Gift to Minors - Shares should be registered in the name of ___________________, as custodian for ___________________ (name of minor), under the Virginia Uniform Transfers to Minor Act _______________________ held by custodian on behalf of minor until minor reaches 18 (or 21 if "21" is place in the blank immediately succeeding "Act").
    o Individual Retirement Account (IRA) - Shares should be registered in the name of ________________________ (does not have to be CNB Bancorp, Inc.), as Custodian/Trustee for the benefit of _____________________ (name of owner), Individual Retirement Account.
  *If joint tenancy or tenancy-by-the entirety is desired, provide both Subscriber names and signatures; if a corporation, provide the name and signature of the corporation's president; if a trust, provide the name and signature of all trustees (along with a copy of the trust agreement); if a partnership, provide the name and signature of a general partner.


--------------------------------------------------------------------------------
|                                  |                                           |
|                                  |                                           |
--------------------------------------------------------------------------------
  Signature of Subscriber          Signature of joint subscriber (if applicable)

                      INFORMATION AS TO BANKING INTERESTS
1. As a prospective shareholder, I would be interested in the following services checked below:

-------------------------------------------------------------------------------
Checking Account                              Commercial Loans
-------------------------------------------------------------------------------
Savings Account                               Equity Line of Credit
-------------------------------------------------------------------------------
Certificates of Deposit                       Mortgage Loans
-------------------------------------------------------------------------------
Individual Retirement Accounts                Consumer Loans (Auto, etc.)
-------------------------------------------------------------------------------
Checking Account Overdraft Protection         Safe Deposit Box
-------------------------------------------------------------------------------
Revolving Personal Credit Line                Automatic Teller Machines (ATM's)
-------------------------------------------------------------------------------

2.    I would like our new bank to provide the following additional services:
      (a)_________________________ (b)____________________________

                              SUBSTITUTE FORM W-9

     Under penalties of perjury, I certify that: (i) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a Taxpayer Identification Number to be issued to me), and (ii) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

     You must cross out item (ii) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are not longer subject to backup withholding, do not cross out item (ii).

     Each subscriber should complete this section.

_______________________________________________    ______________________________________________
Signature of Subscriber                            Signature of Subscriber

_______________________________________________    ______________________________________________
Printed Name                                       Printed Name

_______________________________________________    ______________________________________________
Social Security or Taxpayer Identification No.     Social Security or Taxpayer Identification No.